Exhibit 10.2

Execution Version

PROFRAC HOLDINGS II, LLC

$60,000,000

Senior Secured Floating Rate Notes due 2029

Purchase Agreement

June 30, 2025

CERTAIN INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT IN ACCORDANCE WITH ITEM 601(A)(6) OF REGULATION S-K DUE TO PERSONAL PRIVACY CONCERNS. INFORMATION THAT HAS BEEN SO REDACTED FROM THIS EXHIBIT HAS BEEN MARKED WITH “[***]” TO INDICATE THE OMISSION.

PROFRAC HOLDINGS II, LLC
333 Shops Boulevard, Suite 301
Willow Park, Texas 76087

Senior Secured Floating Rate Notes due 2029

June 30, 2025

To Each of the Purchasers Listed in

the Purchaser Schedule Hereto:

Ladies and Gentlemen:

ProFrac Holdings II, LLC, a Texas limited liability company (the “Company”), and the Notes Guarantors (as defined herein) jointly and severally agree with each of the Purchasers as follows:

Section 1.         Authorization of Notes.

The Company will authorize the issue and sale of its Senior Secured Floating Rate Notes due 2029 (the “Notes”) in the principal amount set forth opposite the respective Purchaser’s name on the Purchaser Schedule hereto. The aggregate principal amount for all Notes issued hereunder shall be $60,000,000. The Notes will be issued pursuant to the Indenture dated as of December 27, 2023 (as amended, supplemented and otherwise modified from time to time prior to the date hereof, the “Base Indenture”), as supplemented by the Fifth Supplemental Indenture (together with the Base Indenture, the “Indenture”), among the Company, each of the Notes Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), collateral agent (in such capacity, the “Collateral Agent”) and calculation agent (in such capacity, the “Calculation Agent”), and will be guaranteed on a senior secured basis by the Notes Guarantors (the “Guarantees” and, together with the Notes, the “Securities”). Certain capitalized and other terms used in this Agreement are defined in Schedule A; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. Any capitalized term used, but not defined, herein shall have the meaning given to such term in the Indenture. The Notes, the $520,000,000 aggregate principal amount of the Senior Secured Floating Rate Notes due 2029 issued by the Company on December 27, 2023 pursuant to the Indenture and the $120,000,000 aggregate principal amount of the Senior Secured Floating Rate Notes due 2029 issued by the Company on June 12, 2024 pursuant to the Indenture (collectively, the “Existing Notes”) will be treated as a single series of securities for all purposes under the Indenture. The Notes will have identical terms to the Existing Notes (other than the date of original issuance and the issue price). The Notes will be issued with the same CUSIP as the Existing Notes.

Section 2.         Sale and Purchase of Notes.

At each Closing Date and subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at such Closing Date provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule to be purchased at such Closing Date at the purchase price of 100.00% of the principal amount thereof, plus accrued and unpaid interest, if any, from the most recent Interest Payment Date (as defined in the Base Indenture) to but excluding the applicable Closing Date. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 3.         Closing.

(a)           Subject to the terms and conditions of this Agreement, on June 30, 2025 (the “Initial Closing”), or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers (the “Initial Closing Date”), each Purchaser shall, severally and not jointly, purchase from the Company Notes in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule next to the caption “Initial Closing,” and the Company shall issue and sell such Notes to the Purchasers.

(b)           Subject to the terms and conditions of this Agreement, after the Initial Closing, each Purchaser shall, severally and not jointly, purchase from the Company Notes in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule next to the caption “Second Closing” (the “Second Closing”) or “Third Closing” (the “Third Closing,” together with the Initial Closing and the Second Closing, the “Closings” and each, a “Closing”), as applicable (each a “Subsequent Closing” and, together, the “Subsequent Closings”), and the Company shall issue and sell such Notes to the Purchasers; provided that (i) the Second Closing shall take place on September 30, 2025 (the “September Closing Date”); provided that the Company may, at its option, defer the Second Closing to the December Closing Date (as defined herein) if the Company delivers written notice to the Purchasers of such deferral at least five Business Days prior to the September Closing Date, and (ii) the Third Closing shall take place on December 15, 2025 (the “December Closing Date”); provided, further, that if the Second Closing is deferred to the December Closing Date, the Company may, at its option, terminate its obligations to sell, and the Purchasers’ obligations to purchase, Notes pursuant to the Second Closing if the Company delivers written notice to each of the Purchasers of such termination at least five Business Days prior to the December Closing Date (and upon delivery of such notice, such termination shall also automatically terminate the Company’s obligations to sell, and the Purchasers’ obligation to purchase, Notes pursuant to the Third Closing); provided, further, that the Company may, at its option, terminate its obligations to sell, and the Purchasers’ obligation to purchase, Notes pursuant to the Third Closing if the Company delivers written notice to the Purchasers of such termination at least five Business Days prior to the December Closing Date. For the avoidance of doubt, following the December Closing Date, Beal Bank USA (the “Beal Purchaser”) shall have no further obligation to purchase Notes pursuant to this Agreement. For the avoidance of doubt, following the Second Closing, Wilks Brothers, LLC (the “Wilks Purchaser”) shall have no further obligation to purchase Notes pursuant to this Agreement.

(c)           The time and date of each Closing is referred to herein as the “Closing Date.” If there is more than one closing, the term “Closing Date” shall apply to the Initial Closing and each Subsequent Closing unless otherwise specified. Each sale and purchase of the Notes to be purchased by the Purchasers shall occur at the office of Gibson, Dunn & Crutcher LLP, 811 Main Street #3000, Houston, Texas 77002 at 9:00 A.M. Central Time. At each Closing Date, (i) each Purchaser, as applicable, shall deliver to the Company or its order of immediately available funds in the amount of the purchase price for the Notes to be purchased by such Purchaser by wire transfer of immediately available funds for the account(s) specified by the Company to such Purchaser and (ii) each Purchaser, as applicable, shall instruct its custodian to post a DWAC request for free receipt to the Trustee for the Purchaser’s aggregate principal amount of Notes, which request shall be made through the facilities of The Depository Trust Company (“DTC”). The Notes will be represented by one or more global notes as provided in the Indenture, and will be issued in minimum denominations of $2,000 principal amount and integral multiples of $1,000 thereafter. The Notes shall bear an appropriate restrictive legend referring to the fact that the Notes have not been registered under the Securities Act and are eligible for transfer pursuant to Rule 144A or Regulation S. If at each Closing Date, any of the conditions specified in Section 4 shall not have been fulfilled to a Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

Section 4.         Conditions to Closing.

The Company and the other Note Parties’ and the Parent Guarantor’s obligations hereunder at the Initial Closing are subject to the fulfillment to the Company’s satisfaction, prior to or at the Initial Closing of the Company’s receipt of true and correct executed copies in form and substance reasonably satisfactory to the Company and the Purchasers of the Consent and Direction, and such Consent and Direction shall be in full force and effect. The Company and the other Note Parties’ and the Parent Guarantor’s obligations hereunder at each Closing Date are subject to the Company’s satisfaction at such Closing Date that the representations and warranties of each Purchaser in this Agreement shall be true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect is true and correct in all respects subject to such qualifications) when made and at such Closing Date.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Initial Closing or any Subsequent Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:

Section 4.1.         Representations and Warranties.

(a)           The representations and warranties of each Note Party in this Agreement and in each of the other Notes Documents shall be true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect is true and correct in all respects subject to such qualifications) when made and at each Closing Date.

(b)           The representations and warranties of the Parent Guarantor in the Parent Guaranty, as amended by the Second Parent Guaranty Amendment, shall be true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect is true and correct in all respects subject to such qualifications) when made and at each Closing Date.

Section 4.2.         Performance; No Default.

(a)           Each Note Party shall have performed and complied with all agreements and conditions contained in this Agreement and the other Notes Documents required to be performed or complied with by it prior to or at each Closing Date. The Parent Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement, the Parent Guaranty, as amended by the Second Parent Guaranty Amendment, and the other Notes Documents required to be performed or complied with by it prior to or at each Closing Date. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.15), no Default or Event of Default shall have occurred and be continuing.

(b)           Since the date of the most recent financial statements of the Parent Guarantor published in its SEC filings, (i) there has not been any change in the capital stock of the Company, any material change in long-term debt of the Company or any of its subsidiaries except for the increase in long-term debt of the Company attributable to the issuance of Notes pursuant to this Agreement, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Parent Guarantor’s SEC filings or the Disclosure Documents prior to the date of this Agreement.

Section 4.3.         Compliance Certificates.

(a)           Officer’s Certificate. Each Note Party and the Parent Guarantor shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the applicable Closing, certifying that the conditions specified in Section 4.1 and 4.2 have been fulfilled.

(b)           Secretary’s Certificate. Each Note Party and the Parent Guarantor shall have delivered to each Purchaser a certificate of an authorized signatory, dated the date of the applicable Closing, certifying as to (i) the resolutions attached thereto and other corporate, limited liability company and limited partnership proceedings relating to the authorization, execution and delivery of this Agreement and the other Specified Notes Documents, (ii) such party’s organizational documents as then in effect, (iii) incumbency certificates and (iv) good standing certificates. Each document provided to each Purchaser in such certificate is correct, complete and in full force and effect as at the applicable Closing Date.

(c)           Solvency Certificate. Each Note Party shall have delivered to each Purchaser, as applicable, a certificate from the Chief Financial Officer of Holdings attesting to the Solvency of Holdings and its Subsidiaries (on a consolidated and consolidating basis, assuming, for purposes of making the solvency representation on a consolidating basis, the applicability of any Fraudulent Transfer Law pursuant to a final non-appealable judgment of a court of competent jurisdiction) on each Closing Date after giving effect to the offering and sale of the Securities to be consummated on such Closing Date.

Section 4.4.         Opinions of Counsel. Each Purchaser shall have received opinions in form and substance satisfactory to each Purchaser, dated the applicable Closing Date from (i) Gibson, Dunn & Crutcher LLP, counsel for the Company and the Notes Guarantors (other than the Colorado Guarantors), and (ii) Perkins Coie LLP, counsel for the Colorado Guarantors in the State of Colorado, each such opinion covering such matters incident to the transactions contemplated hereby as each Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to each Purchaser).

Section 4.5.         Purchase Permitted By Applicable Law, Etc. On each Closing Date, each Purchaser’s purchase of Notes, as applicable, shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.         Payment of Fees. Without limiting Section 7.1, the Company shall have paid on or before each Closing Date the fees, charges and disbursements of the Purchasers’ counsel, referred to in Section 7.1, to the extent reflected in a statement rendered to the Company at least one Business Day prior to such Closing Date.

Section 4.7.         DTC. The Notes shall be eligible for clearance and settlement through DTC.

Section 4.8.         Funding Instructions. At least one Business Day prior to each Closing Date, each Purchaser, as applicable, shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.9.         Existing Notes Documents. As of each Closing Date and immediately prior to giving effect to such Closing, (a) each of the Second Parent Guaranty Amendment and the Notes Documents required to be executed prior to such date (“Existing Notes Documents”, and Notes Collateral Documents that are Existing Notes Documents, “Existing Notes Collateral Documents”), (i) have been duly executed, and delivered, where applicable, by each party thereto, (ii) is and remains in full force and effect (assuming that no Person other than a Note Party has modified or terminated the same), (iii) has not been amended or modified (assuming that no Person other than a Note Party has amended or modified the same), (iv) all conditions precedent referred to therein have been satisfied, and (v) with respect to Existing Notes Collateral Documents, has been filed or registered or published, as applicable, in all jurisdictions necessary to perfect the lien thereof, if any, and such lien remains in full force and effect and fully perfected, and (b) the Collateral and Guarantee Requirement has been and continues to be fully satisfied as of such Closing Date. Without limiting the generality of the foregoing, the Collateral Agent or its designee has received (I) the original stock certificates representing the pledged capital stock constituting Notes Collateral of the Company and its applicable Subsidiaries in existence prior to such Closing Date, together with customary blank stock or unit transfer powers and irrevocable powers duly executed in blank, (II) certificated membership interests in each Note Party in existence prior to such Closing Date (accompanied by undated instruments of transfer duly executed in blank), other than membership interests in Holdings, (III) a copy of, or a certificate as to coverage under, the insurance policies required prior to such Closing Date by Section 4.05(b) of the Indenture and (IV) the Certificates of Title of all Titled Goods required under or pursuant to the Indenture prior to such Closing Date.

Section 4.10.         Fifth Supplemental Indenture and Securities. The Fifth Supplemental Indenture shall be in form and substance satisfactory to the Purchasers, shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Notes Guarantors, the Trustee and the Collateral Agent, is in full force and effect, and all conditions precedent referred to therein and herein shall have been satisfied, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

Section 4.11.         Parent Guaranty Amendment, Specified Notes Documents. Each of (i) the Second Parent Guaranty Amendment and (ii) the Specified Notes Documents (other than the Fifth Supplemental Indenture, which shall be governed by Section 4.10) required to be executed on or substantially concurrently with the Initial Closing Date, together with all financing statements under the UCC, in each case, on such date shall (1) be in form and substance satisfactory to the Purchasers, including in compliance with the terms of the Consent and Direction; (2) have been duly executed, where applicable, and delivered by each party thereto; (3) in full force and effect (assuming that no Person other than a Note Party has modified or terminated the same); and (4) with respect to the Notes Collateral Documents, have been or are otherwise in a form appropriate to be filed or registered or published (or have been submitted for filing, registration, or publication) in all jurisdictions necessary to perfect the lien thereof, if any. Without limiting the generality of the foregoing, the Collateral Agent or its designee shall have received (I) the original stock certificates representing the pledged capital stock constituting Notes Collateral of the Company and its applicable Subsidiaries, together with customary blank stock or unit transfer powers and irrevocable powers duly executed in blank, (II) a copy of, or a certificate as to coverage under, the insurance policies required on the Closing Date by Section 4.05(b) of the Indenture and (III) unless not yet required to be delivered as of the date hereof pursuant to Section 12.02(2) of the Indenture, the Certificates of Title of all Titled Goods with a Fair Market Value in excess of $20,000 individually.

Section 4.12.         Second Intercreditor Agreement Amendment. Each Purchaser shall have received a true and correct executed copy in form and substance satisfactory to them of the Second Intercreditor Agreement Amendment, duly executed by the applicable parties thereto and such Second Intercreditor Agreement Amendment shall be in full force and effect and all conditions precedent referred to therein shall have been satisfied.

Section 4.13.         Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to each Purchaser and its counsel, and each Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such counsel may reasonably request.

Section 4.14.         Notice of Closing Date. The Company shall have provided to each Purchaser written notice of each Subsequent Closing prior to 11:00 a.m., New York time, on the second business day prior thereto.

Section 4.15.         Services Fee. The Shared Services Agreement – Services Fee Letter shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, is in full force and effect, and all conditions precedent referred to therein and herein shall have been satisfied, provided that the Shared Services Agreement – Services Fee Letter may be terminated pursuant to its terms.

Section 4.16.         Wilks Purchaser Notes Purchase. At each Closing Date with respect to Notes to be purchased by the Beal Purchaser, the Wilks Purchaser shall have purchased Notes hereunder to be purchased by them at each Closing Date.

Section 5.         Representations and Warranties of the NOTE PARTIES.

Each Note Party represents and warrants to each Purchaser on each Closing Date that:

Section 5.1.         Organization; Power and Authority. Each Note Party is a Person duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Note Party has the legal power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver each Notes Document to which it is a party and to perform the provisions hereof and thereof, including to grant the Collateral Agent’s Note Liens.

Section 5.2.         Authorization, Etc. This Agreement, the Fifth Supplemental Indenture, the Second Intercreditor Agreement Amendment, the Second Parent Guaranty Amendment, and each other Specified Notes Document have been duly authorized by all necessary corporate or limited liability company action on the part of each Note Party thereto, and each such agreement constitutes, and upon execution and delivery thereof, will constitute, a legal, valid and binding obligation of each Note Party to the extent a party thereto (in each case, assuming the due execution and delivery by the other parties thereto), enforceable against each such Note Party, to the extent a party thereto, in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”). The Existing Notes Documents, including the Base Indenture, the Security Agreement, the Intellectual Property Security Agreement, the Existing Notes Collateral Documents and the ABL Intercreditor Agreement have been duly authorized and executed by all necessary corporate or limited liability company action on the part of each Note Party thereto, and such agreements constitute legal, valid and binding obligations of each Note Party to the extent a party thereto (assuming the due execution and delivery by the other parties thereto), enforceable against each such Note Party in accordance with its terms, except as such enforceability may be limited the Enforceability Exceptions. The Securities have been duly authorized by all necessary corporate or limited liability company action on the part of each of the Note Parties, and when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be validly issued and outstanding and will constitute a legal, valid and binding obligation of each of the Note Parties enforceable against the Note Parties in accordance with their terms, subject to the Enforceability Exceptions.

Section 5.3.         Disclosure. This Agreement, the financial statements listed in Schedule 5.6 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to each Closing Date in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, did not or do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Schedules 5.3 to this Agreement shall be updated prior to each Subsequent Closing to reflect the financial statements and the documents, certificates or other writings delivered to each Purchaser by or on behalf of the Company prior to each Closing Date in connection with the transactions contemplated hereby, and any such update shall not constitute an amendment to this Agreement. The Note Parties (including their agents and representatives) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than the Disclosure Documents. Except as disclosed in the Disclosure Documents, since the most recently completed financial quarter prior to such Closing Date for which the Parent Guarantor has filed a quarterly report with the SEC, there has been no change in the financial condition, operations, business, properties or prospects of the Note Parties except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Note Parties that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.         Organization and Ownership of Shares of Subsidiaries.

(a)           Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) Holdings’ Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by Holdings and each of its Subsidiaries and (ii) each Note Party’s authorized signatories. Schedule 5.4 to this Agreement shall be updated prior to each Subsequent Closing to reflect the complete and correct lists of Holdings’ Subsidiaries prior to each Closing Date, and any such update shall not constitute an amendment to this Agreement.

(b)           All of the outstanding shares of capital stock or similar equity interests of (i) the Company have been validly issued, are fully paid and non-assessable and are owned by Holdings free and clear of any Lien that is prohibited by the Indenture and (ii) each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien.

(c)           No Notes Guarantor that is a direct or indirect Subsidiary of the Company is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.3 and customary limitations imposed by corporate, partnership, or limited liability law or similar statutes) restricting its ability to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.         Holdings. Holdings does not have any material assets other than the equity of the Company and does not have any material operations.

Section 5.6.         Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements listed on Schedule 5.6, or such financial statements are publicly available on the SEC’s website. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company, the Parent Guarantor and its consolidated subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). None of the Note Parties has any material liabilities that are not disclosed in the Disclosure Documents. Schedule 5.6 to this Agreement shall be updated prior to each Subsequent Closing to reflect the complete and correct lists of Holdings’ Subsidiaries prior to each Closing Date, and any such update shall not constitute an amendment to this Agreement.

Section 5.7.         Compliance with Laws, Other Instruments, Etc. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the execution, delivery and performance by the Note Parties of the Specified Notes Documents to which each is a party will not (i) after receipt of the Consent and Direction, contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Note Party under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational documents, regulations or by-laws, shareholders agreement or any other agreement or instrument to which any Note Party is bound or by which any Note Party or any of their respective properties may be bound or affected (other than any Lien created or imposed pursuant to the Notes Collateral Documents), (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to any Note Party or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Note Party.

Section 5.8.         Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Note Party of any of the Specified Notes Documents, except for (i) any such filings that will have been made as of each Closing Date, (ii) consents, approvals, authorizations, registrations, filings or declarations as may be required under applicable state securities laws in connection with the purchase of the Securities by the Purchasers, (iii) any such filings to perfect the Trustee’s or the Collateral Agent’s security interests granted pursuant to the Notes Collateral Documents executed prior to, on or after each Closing Date in accordance with the terms of the Note Documents or (iv) any such consents, approvals, authorizations, registrations, filings or declarations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9.         Litigation; Observance of Agreements, Statutes and Orders.

(a)           There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Note Parties, threatened against or affecting any Note Party or any property of any Note Party in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           No Note Party is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.17), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.10.         Taxes. The Note Parties have filed all federal, state and other material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which the Note Party, has established adequate reserves in accordance with GAAP. The Company knows of no other proposed tax deficiency, assessment or other claim against it that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate.

Section 5.11.         Title to Property; Leases. Each Note Party and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid and subsisting leasehold interests in, or easements or other limited property interests in, all property, including, without limitation, Real Estate, necessary in the ordinary conduct of its business, in each case free and clear of all Liens, except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes. All leases that individually or in the aggregate are material are valid and subsisting and are in full force and effect in all material respects.

Section 5.12.         Licenses, Permits, Etc. Holdings and its subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.13.         Compliance with ERISA.

(a)           The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate material.

(b)           The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in Section 3 of ERISA.

(c)           The Company and its ERISA Affiliates have not incurred (i) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are material or (ii) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan that individually or in the aggregate are material.

(d)           The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not material.

(e)           The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.13(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)           The Company and its Subsidiaries do not have any Non-U.S. Plans.

Section 5.14.         Private Offering by the Company. None of the Note Parties or their Affiliates nor anyone acting on their behalf has offered the Securities or any similar securities for sale to, or solicited any offer to buy the Securities or any similar securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than fifteen (15) other Institutional Investors, each of which has been offered the Securities at a private sale for investment. None of the Note Parties or their Affiliates nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Securities to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.15.         Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Securities hereunder to fund capital expenditures and, any remaining proceeds, for general corporate purposes. No part of the proceeds from the sale of the Securities hereunder will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin Stock does not constitute more than 25% of the value of the consolidated assets of Holdings and its Subsidiaries and Holdings does not have any present intention that Margin Stock will constitute more than 25% of the value of such assets. As used in this Section 5.15, the terms “Margin Stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.16.         Existing Indebtedness; Future Liens.

(a)           Except as described therein, Schedule 5.16 sets forth a complete and correct list of all outstanding Indebtedness (other than intercompany Indebtedness) of the Note Parties as of the most recently completed financial quarter prior to such Closing Date for which the Parent Guarantor has filed a quarterly report with the SEC (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any guarantee constituting Indebtedness thereof), since which date there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities thereof. None of the Note Parties is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of any Note Party. No event or condition exists with respect to any Indebtedness of the Note Parties that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. Schedule 5.16 to this Agreement shall be updated prior to each Subsequent Closing to reflect the complete and correct lists of Holdings’ Subsidiaries prior to each Closing Date, and any such update shall not constitute an amendment to this Agreement.

(b)           Except as disclosed in Schedule 5.16, none of the Note Parties has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c)           None of the Note Parties is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness, except as disclosed in Schedule 5.16.

Section 5.17.         Sanctions, Anti-Money Laundering, and Anti-Corruption. None of the Note Parties, or to the best knowledge of the Note Parties, any director, officer, agent, or employee or affiliate of the Note Parties (i) is a Sanctioned Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is otherwise a target of Sanctions.

(a)           None of the Note Parties, or to the best knowledge of the Note Parties, any director, officer, agent, or employee or affiliate of the Note Parties (i) has violated, been found in violation of, or been charged or convicted under, any applicable Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to such Note Party’s knowledge, is under investigation by any Governmental Authority for possible violation of any Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws.

(b)           No part of the proceeds from the sale of the Securities hereunder:

(i)           constitutes or will constitute funds obtained on behalf of any Sanctioned Person or will otherwise be used by any Note Party, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Sanctioned Country or Sanctioned Person, (B) for any purpose that would cause any Purchaser or any other person to be in violation of any Sanctions (C) otherwise in violation of any Sanctions; or (D) in a any manner that could result in any person, including but not limited to any party to this Agreement or holder, becoming a Sanctioned Person;

(ii)           will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)           will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(c)           The Note Parties and the Parent Guarantor have established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Note Parties are and will continue to be in compliance with all applicable Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.18.         Status under Certain Statutes. No Note Party is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, none of them will be, subject to regulation under the Investment Company Act of 1940.

Section 5.19.         Environmental Matters. (i) Each Note Party (x) is in compliance in all material respects with all, and has not materially violated any Environmental Laws, (y) has received and is in compliance in all material respects with all, and has not materially violated any, Environmental Permits required of them under any Environmental Laws for its operations as currently conducted, and all such Environmental Permits are in full force and effect, and (z) has not received written notice of any actual or alleged liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or Release of any Hazardous Substances that would reasonably be expected to result in a material liability under Environmental Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no material costs or liabilities associated with Environmental Laws of or relating to the Note Parties; and (iii) except as described in the Disclosure Documents, (x) there are no material proceedings that are pending, or that are known to be contemplated, against the Note Parties under any Environmental Laws in which a governmental entity is also a party, and (y) the note parties are not aware of any material facts or issues regarding compliance with Environmental Laws, or material liabilities or other obligations under Environmental Laws or concerning Hazardous Substances.

Section 5.20.         Tax Characterization. Each Note Party is and has been since its formation an entity that is disregarded as separate from its regarded owner for U.S. federal income tax purposes and no election has been filed with the IRS to treat any Note Party as an association taxable as a corporation for U.S. federal income tax purposes.

Section 5.21.         Solvency. On and immediately after each Closing Date and after giving effect to the issuance and sale of the Securities, Holdings and its Subsidiaries, on a consolidated and consolidating basis, will be Solvent assuming, for purposes of making the solvency representation on a consolidating basis, the applicability of any Fraudulent Transfer Law pursuant to a final non-appealable judgment of a court of competent jurisdiction.

Section 6.         Representations of the Purchasers.

Each Purchaser represents and warrants to each Note Party as of each Closing Date that:

Section 6.1.         Purchase for Investment. Each Purchaser severally represents that it is purchasing the Securities for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser is a “qualified institutional buyer” (as defined in Rule 144A) or an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act). Each Purchaser understands that the Securities have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Securities.

Section 6.2.         Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)           the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)           the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)           the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)           the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and, to the knowledge of such Purchaser, the requirements of subsection (a) of Part I of the QPAM Exemption are satisfied with respect to such Purchaser’s acquisition and holding of the Securities; or

(e)           the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)           the Source is a governmental plan; or

(g)           the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)           the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 6.3.         Advisory Representations. Each Purchaser has independently evaluated the investment risks associated with the acquisition of the Securities and recognizes that none of the Parent Guarantor or any of its Subsidiaries has provided any advice, whether related to legal, tax, investment, accounting or regulatory matters or otherwise, or recommendation relating to the acquisition of the Securities.

Section 6.4.         Consent and Direction Prior to the Initial Closing Date, the Beal Purchaser shall have duly authorized, executed and delivered the Consent and Direction, and, when executed and delivered, the Consent and Direction will constitute, a valid and binding obligation of the Beal Purchaser (in each case, assuming the due execution and delivery by the other parties thereto), enforceable against the Beal Purchaser in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. The representations as set forth in the Consent and Direction will be true and accurate at the time of the Initial Closing. The Beal Purchaser owns, and at the time of execution of the Consent and Direction will own, a majority of the outstanding Existing Notes.

SECTION 7. EXPENSES, ETC.

Section 7.1.         Transaction Expenses. The Company will pay all costs and expenses (including reasonable attorneys’ fees of a counsel and local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with the transactions contemplated hereby and in connection with any amendments, waivers or consents under or in respect of this Agreement and any other Notes Document and the Parent Guaranty (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or any other Notes Document, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Notes Document, or by reason of being a holder of any Note and (b) the costs and expenses incurred from time to time by the Trustee, the Collateral Agent, Calculation Agent and counsel to any of them, and (c) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by this Agreement or any of the other Notes Documents and the Parent Guaranty.

The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

Section 7.2.         Certain Taxes. The Company agrees to pay all stamp, court, documentary, intangible, recording, filing, charges or similar taxes or fees which may be payable in respect of the execution and delivery of the Specified Notes Documents and the performance, enforcement or registration of, from the receipt or perfection of a security interest under or otherwise with respect to this Agreement or any Notes Document or the execution and delivery (but not the transfer pursuant to an assignment to another Note holder) or the enforcement of any of the Notes in the United States or any other jurisdiction where any Note Party has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Article 7, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 7.3.         Tax Forms.

(a)           By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 7.3(a) shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential, except as otherwise required by applicable law. Notwithstanding anything to the contrary in this Section 7.3(a), a holder shall not be required to deliver any documentation pursuant to this Section 7.3(a) that it is not legally eligible to deliver.

(b)           Each Note holder shall deliver to the Company, two duly executed copies of IRS Form W-9 certifying that such Note holder is exempt from U.S. federal backup withholding Tax (or applicable successor form) (together with appropriate attachments).

Section 7.4.         Survival. The obligations of the Company under this Article 7 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or any other Notes Documents and the termination of this Agreement and the other Notes Documents.

Section 8.         Survival of Representations and Warranties; Entire Agreement.

All representations and warranties of the Note Parties (as such term is used in Section 5) contained herein and in the other Notes Documents, the Specified Notes Documents and the Parent Guaranty, as amended by the Second Parent Guaranty Amendment, shall survive the execution and delivery of this Agreement, the Second Parent Guaranty Amendment and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any of the Note Parties or Parent Guarantor pursuant to this Agreement, the Specified Notes Documents or any of the other Notes Documents or the Parent Guaranty, as amended by the Second Parent Guaranty Amendment, shall be deemed representations and warranties of the Parent Guarantor and Note Parties (as such term is used in Section 5) under this Agreement and the Parent Guaranty, as amended by the Second Parent Guaranty Amendment. Subject to the preceding sentence, this Agreement, the Parent Guaranty, as amended by the Second Parent Guaranty Amendment, the Specified Notes Documents and the other Notes Documents embody the entire agreement and understanding between each Purchaser and the Company with respect to the purchase and sale of the Securities and supersede all prior agreements and understandings relating to the subject matter hereof.

In connection with this Agreement and all transactions contemplated by this Agreement, the Company and each Note Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such actions necessary to effectuate each Closing, including reasonably coordinating and cooperating with the other party in exchanging such information and providing such assistance as the other party may reasonably request in connection with all of the foregoing. In furtherance of the foregoing, each Note Party hereby agrees to take all reasonable actions necessary to prepare, execute and deliver the Specified Notes Documents according to the terms therein. Furthermore, each Purchaser hereby agrees to take all reasonable actions necessary to prepare, execute and deliver the Consent and Direction subject to the terms and conditions of this Agreement.

Section 9.          Notices.

All notices and communications provided for hereunder shall be in writing or by electronic communication, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by electronic communication, when properly transmitted. Any such notice must be sent:

(a)            if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(b)            if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(c)            if to the Company, to:

ProFrac Holdings II, LLC
333 Shops Boulevard, Suite 301
Willow Park, Texas 76087

Attention:             Austin Harbour

Michael Messina

Steven Scrogham

Email:                      ***

***

***

Section 10.        Reproduction of Documents.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at each Closing Date and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 10 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 11.       Confidential Information.

For the purposes of this Section 11, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or its affiliates, and its and their respective directors, officers, employees (legal and contractual), contractors, consultants, representatives, agents, attorneys and trustees (collectively, the “Representatives”) prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any of its Representatives, (c) otherwise becomes known to such Purchaser or its Representatives other than through disclosure by the Company or any Subsidiary, (d) constitutes financial statements delivered to each Purchaser pursuant to the Indenture that are otherwise publicly available or (e) is independently developed by the Purchaser or its Representatives. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Person in good faith to protect confidential information of third parties delivered to each Person, provided that such Purchaser may deliver or disclose Confidential Information to (i) its Representatives (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors, investment advisors and other professional advisors who are directed by such Purchaser or its Representatives to hold confidential the Confidential Information substantially in accordance with this Section 11, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 11), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 11), (vi) any federal or state regulatory authority, or any banking examiners, self-regulatory examiners or regulatory examiners, in each case, having or claiming to have jurisdiction over such Purchaser and/or its Affiliates, or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Notes Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 11 as though it were a party to this Agreement.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 11, this Section 11 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 11 shall supersede any such other confidentiality undertaking.

Section 12.       Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 12), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 12), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 13.       Miscellaneous.

Section 13.1.         Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 13.2.         Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.

Section 13.3.         Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 13.4.         Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) subject to Section 13.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 13.5.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement and all documents relating thereto. Delivery of an electronic signature to, or a signed copy of, this Agreement and all documents relating thereto by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and all documents relating thereto shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Electronic Commerce Security Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to any documents relating to this Agreement, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

Section 13.6.         Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 13.7.         Jurisdiction and Process. (a) The Note Parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Note Parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)           The Note Parties agree, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 13.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)           The Note Parties consent to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 13.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 9 or at such other address of which such holder shall then have been notified pursuant to said Section. The Note Parties agree that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)           Nothing in this Section 13.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Note Parties in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

Section 13.8.         Waiver of Jury Trial. The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, THE SECOND PARENT GUARANTY AMENDMENT, the NOTES Documents or any other document executed in connection herewith or therewith.

Section 13.9.         Limitation on Liability. TO THE EXTENT PERMITTED BY LAW, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR THE OTHER NOTES DOCUMENTS: (A) NONE OF THE BEAL PURCHASER, ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS SHALL BE SUBJECT TO ANY EQUITABLE REMEDY OR RELIEF, INCLUDING SPECIFIC PERFORMANCE OR INJUNCTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECOND PARENT GUARANTY AMENDMENT OR THE OTHER NOTES DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY; (B) NONE OF THE BEAL PURCHASER, ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS SHALL HAVE ANY LIABILITY TO THE NOTE PARTIES OR THE PARENT GUARANTOR, FOR DAMAGES OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECOND PARENT GUARANTY AMENDMENT OR THE OTHER NOTES DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY UNTIL THE DATE OF THIS AGREEMENT; AND (C) IN NO EVENT SHALL THE LIABILITY OF THE BEAL PURCHASER, ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS (TAKEN TOGETHER) TO THE NOTE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER NOTES DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR FOR FAILURE TO FUND THE NOTES EXCEED THE LESSER OF (I) THE ACTUAL DIRECT DAMAGES INCURRED BY THE NOTE PARTIES IN THE AGGREGATE AND (II) $7,500,000 IN THE AGGREGATE.

Section 13.10.         Amendments. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and the Purchasers. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

Section 13.11.         Termination. If the Beal Purchaser’s obligation to purchase Notes under this Agreement has not otherwise been terminated pursuant to Section 3, the obligation of the Beal Purchaser to purchase Notes under this Agreement shall terminate and be of no further force and effect without any action by the Note Parties or the Purchasers upon the first to occur of (i) any conditions applicable to the Note Parties hereunder are not met and (ii) the December Closing Date.

Section 13.12.         No Novation. Neither this Agreement, the Fifth Supplemental Indenture or the other Specified Notes Documents nor the effectiveness hereof and thereof shall extinguish the obligations for the payment of money outstanding under the Indenture or discharge or release the Lien or priority of any Notes Document or any other security therefor or any guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Indenture or instruments guaranteeing or securing any of the foregoing, which shall remain in full force and effect, except as modified hereby.

Section 13.13.         Reaffirmation of Guarantees and Security Interests. Each Note Party hereby acknowledges its receipt of a copy of this Agreement and its review of the terms and conditions hereof and consents to the terms and conditions of this Agreement and the transactions contemplated thereby, including the extension of credit in the form of Notes issued pursuant to the Indenture (including the Fifth Supplemental Indenture). Each Note Party hereby (a) agrees that this Agreement and the Notes Documents and the transactions contemplated hereby and thereby shall not limit or diminish the obligations of such Note Party under, or release such Note Party from any obligations under, the Indenture and each other Notes Document to which it is a party, (b) confirms, ratifies and reaffirms its guarantees, pledges, grants, undertakings and other obligations under the Indenture and the other Notes Documents to which it is a party, (c) agrees that (i) each Notes Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties (as defined in the Indenture), including the Purchasers, and (d) acknowledges that from and after the date hereof, all Notes issued pursuant to the Indenture (including the Fifth Supplemental Indenture) from time to time outstanding shall be deemed to be Secured Obligations (as defined in the Indenture).

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Note Parties.

Very truly yours,

PROFRAC HOLDINGS II, LLC

By	/s/ Matthew Wilks
	Name:	Matthew Wilks
	Title:	President

Notes guarantors:

ProFrac Holdings, LLC

By	/s/ Austin Harbour
	Name:	Austin Harbour
	Title:	Chief Financial Officer

PF Manufacturing Holding, LLC

By	/s/ Austin Harbour
	Name:	Austin Harbour
	Title:	Chief Financial Officer

PF SERVICES HOLDING, LLC

By	/s/ Austin Harbour
	Name:	Austin Harbour
	Title:	Chief Financial Officer

[Signature Page to Purchase Agreement, dated June 30, 2025, by and among ProFrac Holdings II, LLC, the Notes Guarantors and the Purchasers]

PF TECH HOLDING, LLC

By	/s/ Austin Harbour
	Name:	Austin Harbour
	Title:	Chief Financial Officer

BEST PUMP AND FLOW, LLC

By	/s/ Austin Harbour
	Name:	Austin Harbour
	Title:	Chief Financial Officer

BEST PFP, LLC

By	/s/ Austin Harbour
Name: Austin Harbour
	Title:	Chief Financial Officer

PROFRAC MANUFACTURING, LLC

By	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

AG PSC FUNDING LLC

By	/s/ Austin Harbour
	Name:	Austin Harbour
	Title:	Chief Financial Officer

[Signature Page to Purchase Agreement, dated June 30, 2025, by and among ProFrac Holdings II, LLC, the Notes Guarantors and the Purchasers]

F3 FUEL, LLC

By	/s/ Austin Harbour
	Name:	Austin Harbour
	Title:	Chief Financial Officer

PRODUCERS SERVICE HOLDINGS LLC

By	/s/ Austin Harbour
	Name:	Austin Harbour
	Title:	Chief Financial Officer

PRODUCERS SERVICE COMPANY – WEST LLC

By	/s/ Austin Harbour
	Name:	Austin Harbour
	Title:	Chief Financial Officer

PRODUCERS SERVICE I, LLC

By	/s/ Austin Harbour
	Name:	Austin Harbour
	Title:	Chief Financial Officer

PRODUCERS SERVICE COMPANY, LLC

By	/s/ Austin Harbour
	Name:	Austin Harbour
	Title:	Chief Financial Officer

[Signature Page to Purchase Agreement, dated June 30, 2025, by and among ProFrac Holdings II, LLC, the Notes Guarantors and the Purchasers]

PROFRAC SERVICES, LLC

By	/s/ Austin Harbour
	Name:	Austin Harbour
	Title:	Chief Financial Officer

REV ENERGY HOLDINGS, LLC

By	/s/ Austin Harbour
	Name:	Austin Harbour
	Title:	Chief Financial Officer

REV ENERGY SERVICES, LLC

By	/s/ Austin Harbour
	Name:	Austin Harbour
	Title:	Chief Financial Officer

U.S. WELL SERVICES HOLDINGS, LLC

By	/s/ Austin Harbour
	Name:	Austin Harbour
	Title:	Chief Financial Officer

USWS HOLDINGS LLC

By	/s/ Austin Harbour
	Name:	Austin Harbour
	Title:	Chief Financial Officer

[Signature Page to Purchase Agreement, dated June 30, 2025, by and among ProFrac Holdings II, LLC, the Notes Guarantors and the Purchasers]

U.S. WELL SERVICES, LLC

By	/s/ Austin Harbour
	Name:	Austin Harbour
	Title:	Chief Financial Officer

USWS FLEET 10, LLC

By	/s/ Austin Harbour
	Name:	Austin Harbour
	Title:	Chief Financial Officer

USWS FLEET 11, LLC

By	/s/ Austin Harbour
	Name:	Austin Harbour
	Title:	Chief Financial Officer

ADVANCED STIMULATION TECHNOLOGIES, INC.

By	/s/ Austin Harbour
	Name:	Austin Harbour
	Title:	Chief Financial Officer

[Signature Page to Purchase Agreement, dated June 30, 2025, by and among ProFrac Holdings II, LLC, the Notes Guarantors and the Purchasers]

This Agreement is hereby
accepted and agreed to as
of the date hereof.

BEAL BANK USA

By:	/s/ Damien Reynolds
	Name:	Damien Reynolds
	Title:	Authorized Signatory

[[Signature Page to Purchase Agreement, dated June 30, 2025, by and among ProFrac Holdings II, LLC, the Notes Guarantors and the Purchasers]

WILKS BROTHERS, LLC

By:	/s/ Dan Wilks
	Name:	Dan Wilks
	Title:	Manager

[Signature Page to Purchase Agreement, dated June 30, 2025, by and among ProFrac Holdings II, LLC, the Notes Guarantors and the Purchasers]

Schedule A

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“ABL Credit Agreement” means the Credit Agreement, dated as of March 4, 2022, by and among the Company, Holdings, the Initial Notes Guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as the agent and collateral agent for the lenders, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, supplemented, restated or otherwise modified from time to time.

“ABL Intercreditor Agreement” means the Intercreditor Agreement, dated as of December 27, 2023, as amended by Amendment No. 1 to the Intercreditor Agreement, dated as of June 10, 2024, entered into by and among JPMorgan Chase Bank, N.A., as collateral agent for the holders of the ABL Obligations (as defined therein) and U.S. Bank Trust Company, National Association, as collateral agent for the holders of the Fixed Asset Obligations (as defined therein), and acknowledged and agreed to by Holdings, the Company and the other Grantors (as defined therein).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; and the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement, as amended or supplemented from time to time.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Base Indenture” is defined in Section 1 of this Agreement.

“Beal Purchaser” is defined in Section 3 of this Agreement.

Schedule A
(to Note Purchase Agreement)

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Calculation Agent” is defined in Section 1 of this Agreement.

“Closing” is defined in Section 3 of this Agreement.

“Closing Date” is defined in Section 3 of this Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Collateral Agent” is defined in Section 1 of this Agreement.

“Colorado Guarantors” means REV Energy Holdings, LLC and REV Energy Services, LLC.

“Company” is defined in the first paragraph of this Agreement.

“Confidential Information” is defined in Section 11 of this Agreement.

“Consent and Direction” means a consent and direction to the Trustee executed by the Beal Purchaser which (i) consents to the execution and delivery of the Fifth Supplemental Indenture, the Second Intercreditor Agreement Amendment and the Second Parent Guaranty Amendment, (ii) consents to the amendment of (x) the Base Indenture pursuant to the terms of the Fifth Supplemental Indenture, (y) the ABL Intercreditor Agreement pursuant to the terms of the Second Intercreditor Agreement Amendment and (z) the Parent Guaranty pursuant to the terms of the Second Parent Guaranty Amendment, (iii) directs the Trustee, Collateral Agent and Calculation Agent, as applicable, to execute and deliver each of the Fifth Supplemental Indenture, the Second Intercreditor Agreement Amendment and the Second Parent Guaranty Amendment and (iv) contains customary representations and warranties of the Beal Purchaser, including that the Beal Purchaser is the beneficial owner of a majority in outstanding principal amount of the Existing Notes.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“December Closing Date” is defined in Section 3 of this Agreement.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disclosure Documents” is defined in Section 5.3 of this Agreement.

“DTC” is defined in Section 3 of this Agreement.

“Enforceability Exceptions” is defined in Section 5.2 of this Agreement.

“Environmental Laws” means any applicable U.S. federal, state, or local laws, statutes, judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits, governmental agreements or governmental restrictions relating to: (A) the protection, investigation or restoration of the environment or natural resources, (B) the handling, use, storage, presence, disposal, transport, Release or threatened Release of any Hazardous Substance or (C) pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

“Environmental Permits” means any permits, licenses, certificates or other authorizations or approvals issued under any Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

“Event of Default” has the meaning given to such term in the Indenture.

“Existing Notes” is defined in Section 1 of this Agreement.

“Existing Notes Collateral Documents” is defined in Section 4.9 of this Agreement.

“Existing Notes Documents” is defined in Section 4.9 of this Agreement.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by a Senior Financial Officer of the Company.

“Fifth Supplemental Indenture” means a fifth supplemental indenture to the Base Indenture dated as of the Initial Closing Date among the Company, the Notes Guarantors and the Trustee, Calculation Agent and the Collateral Agent substantially in the form attached as Exhibit A hereto.

“Fraudulent Transfer Laws” means Title 11 of the United States Code, as amended (or any similar federal or state law for the relief of debtors), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Agreement.

“Governmental Authority” means the United States or any state, district or possession thereof or any other nation, or of any political subdivision thereof, whether state, local, or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantees” is defined in Section 1 of this Agreement.

“Hazardous Substance” means any “hazardous substance” and any “pollutant or contaminant” as that term is defined in the Resource Conservation and Recovery Act; and any “hazardous material” as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), as amended (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, orders, guidelines, directives, and publications issued pursuant to, or otherwise in implementation of, said laws); and including, without limitation, any other substance defined, listed, classified or regulated as “hazardous,” “toxic,” a “waste,” a “pollutant” or a “contaminant,” including petroleum products or byproducts, volatile organic compounds, polychlorinated biphenyls, asbestos and asbestos-containing materials, and per- and polyfluoroalkyl substances.

“Holdings” means ProFrac Holdings, LLC, a Texas limited liability company.

“Indebtedness” has the meaning given to such term in the Indenture.

“Indenture” is defined in Section 1 of this Agreement.

“INHAM Exemption” is defined in Section 6.2(e) of this Agreement.

“Initial Closing” is defined in Section 3 of this Agreement.

“Initial Closing Date” is defined in Section 3 of this Agreement.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any related fund of any holder of any Note.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement, dated as of December 27, 2023, among the Grantors (as defined therein) and the Collateral Agent, as may amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Margin Stock” means “Margin Stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means a material adverse effect on (1) the business, operations, affairs, financial condition, assets or properties of Holdings, the Company and its Restricted Subsidiaries taken as a whole, (2) the ability of any of the Note Parties to perform their obligations under the Notes Documents, (3) the ability of the Parent Guarantor to perform its obligations under the Second Parent Guaranty Amendment, or (4) the validity or enforceability of any of the Notes Documents or the Second Parent Guaranty Amendment.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

“NAIC Annual Statement” is defined in Section 6.2(a) of this Agreement.

“Note Lien” means any Lien on the Notes Collateral granted to the Collateral Agent upon any property of any Note Party pursuant to the Notes Collateral Documents, or which otherwise which secures, or is intended to secure Note Obligations.

“Note Obligations” means the Notes and related Guarantees and all other Obligations in respect thereof.

“Note Parties” means, collectively, the Company and each Notes Guarantor, and “Note Party” means any of them.

“Notes” is defined in Section 1 of this Agreement.

“Notes Collateral” means all assets and interests in assets and proceeds thereof now owned by any of the Note Parties in or upon which a Lien is granted by such Person in favor of the Collateral Agent under any of the Notes Documents or that otherwise secure the Note Obligations, other than Excluded Assets (as defined in the Indenture).

“Notes Collateral Documents” has the meaning given to such term in the Indenture.

“Notes Documents” means the Indenture, the Fifth Supplemental Indenture, the Notes, the Notes Collateral Documents and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

“Notes Guarantors” includes the Persons listed on Schedule B hereto and constitutes the guarantors under the Indenture.

“Obligations” has the meaning given to such term in the Indenture.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the applicable party whose responsibilities extend to the subject matter of such certificate.

“Parent Guaranty” means Parent Guaranty Agreement, dated as of December 27, 2023, made by Parent Guarantor in favor of Trustee, as amended by Amendment Number One to the Parent Guaranty Agreement, dated as of June 12, 2024, by and between the Parent Guarantor, the Trustee and the Collateral Agent.

“Parent Guarantor” means ProFrac Holding Corp., a Delaware corporation.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“PTE” is defined in Section 6.2 of this Agreement.

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.1).

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“QPAM Exemption” is defined in Section 6.2(d) of this Agreement.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, escaping, leaching, dumping, or disposing into the environment.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Subsidiary” has the meaning given to such term in the Indenture.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Sanctioned Country” means, at any time, a country, region or territory which is, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country, region, territory or government (as of the Initial Closing Date are Cuba, Burma (Myanmar), Iran, North Korea, Sudan, Syria, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic and any other region of Ukraine, but only from and after the identification of such region pursuant to Executive Order 14065).

“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by OFAC, the U.S. Department of State, or the U.S. Department of Commerce), the United Nations Security Council, the European Union or any of its member states, His Majesty’s Treasury, or any other relevant authority, (b) any Person located, organized or resident in, or any Governmental Authority or governmental instrumentality of, a Sanctioned Country, or (c) any Persons owned, directly or indirectly 50% or more in the aggregate, controlled by, or acting for the benefit or on behalf of, any Person described in clauses (a) or (b) hereof.

“Sanctions” means economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the OFAC, the U.S. Department of State, or the U.S. Department of Commerce (b) the United Nations Security Council; (c) the European Union or any of its member states; (d) His Majesty’s Treasury; or (e) any other relevant authority.

“SEC” means the Securities and Exchange Commission.

“Second Closing” is defined in Section 3 of this Agreement.

“Second Intercreditor Agreement Amendment” means an amendment to the ABL Intercreditor Agreement relating to the issuance of Notes pursuant to this Agreement dated as of the Initial Closing Date between JPMorgan Chase Bank, N.A., as collateral agent for the holders of the ABL Obligations (as defined therein), and U.S. Bank Trust Company, National Association, as collateral agent for the holders of the Fixed Asset Obligations (as defined therein), and acknowledged and agreed to by Holdings, the Company and the other grantors party thereto.

“Second Parent Guaranty Amendment” means Amendment Number Two to the Parent Guaranty Agreement, by and among the Parent Guarantor, the Trustee and Collateral Agent, dated as of the Initial Closing Date, which provides that the provisions of the Parent Guaranty are applicable to the Notes.

“Securities” is defined in Section 1 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of December 27, 2023, among Holdings, the Company, each of the Notes Guarantors, and the Collateral Agent, as may amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“September Closing Date” is defined in Section 3 of this Agreement.

“Shared Services Agreement – Services Fee Letter” means the letter, dated as of June 30, 2025, by and among Wilks Brothers, LLC and the Company.

“Solvent” or “Solvency” means, at the time of determination:

(a) each of the Fair Market Value or the present fair saleable value of the assets of a Person and its Subsidiaries taken as a whole exceed their total liabilities (including contingent liabilities); and

(b) such Person and its Subsidiaries taken as whole do not have unreasonably small capital; and

(c) such Person and its Subsidiaries taken as whole can pay their total liabilities (including contingent liabilities) as they mature.

The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Source” is defined in Section 6.2 of this Agreement.

“Specified Notes Documents” means the Fifth Supplemental Indenture, the Notes, the Second Intercreditor Agreement Amendment and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith (but excluding the Base Indenture).

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America imposing specified restrictions on Persons that engage in investment or other commercial activities in specified objectionable sectors or activities or in specified countries that are a target of Sanctions or that support terrorism, weapons proliferation, or other objectionable activity.

“Subsequent Closing” is defined in Section 3 of this Agreement.

“Subsidiary” of any Person means:

(1)           any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof; or

(2)           any partnership, joint venture, limited liability company or similar entity of which:

(a)             more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b)            such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Substitute Purchaser” is defined in Section 12 of this Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings (including backup withholdings) imposed by any Governmental Authority, including interest, penalties and additions to tax with respect thereto.

“Third Closing” is defined in Section 3 of this Agreement.

“Titled Goods” has the meaning given to such term in the Indenture.

“Trustee” is defined in Section 1 of this Agreement.

“United States Person” has the meaning set forth in section 7701(a)(30) of the Code.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“Voting Stock” of any Person as of any date means the capital stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors of such Person.

“Wilks Purchaser” has the meaning set forth in Section 3 of this Agreement.

Schedule B

Notes Guarantors

1.	ProFrac Holdings, LLC

2.	PF Manufacturing Holding, LLC

3.	PF Services Holding, LLC

4.	PF Tech Holding, LLC

5.	BEST Pump and Flow, LLC

6.	Best PFP, LLC

7.	ProFrac Manufacturing, LLC

8.	AG PSC Funding LLC

9.	F3 Fuel, LLC

10.	Producers Service Holdings LLC

11.	Producers Service Company – West LLC

12.	Producers Service I, LLC

13.	Producers Service Company LLC

14.	ProFrac Services, LLC

15.	REV Energy Holdings, LLC

16.	REV Energy Services, LLC

17.	U.S. Well Services Holdings, LLC

18.	USWS Holdings LLC

19.	U.S. Well Services, LLC

20.	USWS Fleet 10, LLC

21.	USWS Fleet 11, LLC

22.	Advanced Stimulation Technologies, Inc.

Schedule 4.3
(to Note Purchase Agreement)

Schedule 5.3

Disclosure Materials

Date of Closing: June 30, 2025

1.	Purchase Agreement, dated as of the Initial Closing Date, by and among the Company, the Notes Guarantors and the Purchasers.

2.	ProFrac Holding Corp.’s Annual Report on Form 10-K for the year ended December 31, 2024.

3.	ProFrac Holding Corp.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2025.

4.	ProFrac Holding Corp.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025.

5.	Reference is made to the financial statements listed in Schedule 5.6 hereto.

Schedule 5.3
(to Note Purchase Agreement)

Schedule 5.4

Subsidiaries of the Company and
Ownership of Subsidiary Stock

Date of Closing: June 30, 2025

(a)

(i)           Holding’s Subsidiaries:

Name	Jurisdiction of Organization	% of Shares owned by the Company or other Subsidiaries
ProFrac Holdings, LLC	Texas	100%
ProFrac Holdings II, LLC	Texas	100%
PF Manufacturing Holding, LLC	Texas	100%
PF Services Holding, LLC	Texas	100%
PF Tech Holding, LLC	Texas	100%
BEST Pump and Flow, LLC	Texas	100%
Best PFP, LLC	Texas	100%
ProFrac Manufacturing, LLC	Texas	100%
AG PSC Funding LLC	Delaware	100%
F3 Fuel, LLC	Texas	100%
Producers Service Holdings LLC	Delaware	100%
Producers Service Company – West LLC	Delaware	100%
Producers Service I, LLC	Delaware	100%
Producers Service Company LLC	Delaware	100%
ProFrac Services, LLC	Texas	100%
REV Energy Holdings, LLC	Colorado	100%
REV Energy Services, LLC	Colorado	100%
U.S. Well Services Holdings, LLC	Delaware	100%
USWS Holdings LLC	Delaware	100%
U.S. Well Services, LLC	Delaware	100%
USWS Fleet 10, LLC	Delaware	100%
USWS Fleet 11, LLC	Delaware	100%
IOT-eq, LLC	Texas	100%
Alpine Holding, LLC	Delaware	100%
Alpine Holding II, LLC	Delaware	100%
PF Proppant Holding, LLC	Texas	100%
Alpine Monahans, LLC	Delaware	100%
Alpine Monahans II, LLC	Delaware	100%
Monarch Silica, LLC	Texas	100%
NRG MANUFACTURING INC	Texas	99%
Alpine Silica, LLC	Texas	100%
Alpine Real Estate Holdings, LLC	Delaware	100%
Performance Proppants, LLC	Texas	100%
Performance Proppants International, LLC	Louisiana	100%

Schedule 5.4
(to Note Purchase Agreement)

Red River Land Holdings, LLC	Louisiana	100%
Sunny Point Aggregates, LLC	Louisiana	100%
Performance Royalty, LLC	Louisiana	100%
Alpine Silica Holding, Inc.	Delaware	100%
AMI Canada, ULC	Alberta, Canada	99%
AMI US Holdings, Inc.	Texas	99%
FHE Holdco, LLC	Delaware	100%
FHE Holdco II, LLC	Delaware	100%
FHE USA LLC	Delaware	99%
FHE Middle East Oil and Gas Equipment L.L.C.	UAE	100%
Iron Pressure Control LLC	Delaware	93%
Livewire Power, LLC	Delaware	100%
ProFrac Sub LLC	Texas	100%
Advanced Stimulation Technologies, Inc.	Texas	100%
Advanced Measurements, Inc.	Alberta, Canada	99%

(ii)           Note Parties’ Authorized Signatories:

•	Matthew D. Wilks – President

•	Ladd Wilks – Chief Executive Officer

•	Austin Harbour – Chief Financial Officer

•	Steven Scrogham – Corporate Secretary

(c)

1.	ABL Credit Agreement

2.	Indenture

Schedule 5.4
(to Note Purchase Agreement)

Schedule 5.6

Financial Statements

Date of Closing: June 30, 2025

1.	ProFrac Holding Corp.’s audited consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2024.

2.	ProFrac Holding Corp.’s unaudited consolidated financial statements and related notes included in its Quarterly report on Form 10-Q for the three months ended March 31, 2025.

Schedule 5.6
(to Note Purchase Agreement)

Schedule 5.16

Existing Indebtedness of the Note Parties

Date of Closing: June 30, 2025

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

Schedule 5.16
(to Note Purchase Agreement)

Purchaser Schedule

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

Purchaser Schedule
(to Note Purchase Agreement)